                                                                    EXHIBIT 10.2


 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                iDEN(R) INFRASTRUCTURE EQUIPMENT SUPPLY AGREEMENT

This Agreement ("Agreement" or "Equipment Agreement") is between Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector, Customer Solutions Group with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola", which term shall also mean, where the context requires, Motorola subsidiaries or subcontractors involved in providing services or materials for this Agreement) and Nextel International, Inc. a company with offices at 2001 Edmund Halley Drive Reston Virginia 20191 "Nextel International" and [See Schedule Item 1] [See Schedule Item 2] ("Customer").

RECITALS:

Customer or its Affiliates have certain rights to use certain electromagnetic radio frequencies licensed by the "Spectrum Regulatory Agency" and employs or intends to employ such frequencies to operate iDEN Systems in the "Area" defined below in Section 1.

Customer shall purchase and Motorola shall sell iDEN Systems pursuant to the terms and conditions of this Agreement.

The Exhibits to this Agreement are incorporated by reference into the Agreement.

Motorola and Customer previously entered into a subscriber agreement, as subsequently amended, for the sale by Motorola and purchase by Customer of Subscriber equipment for use on the Systems (the "Subscriber Agreement").

AGREEMENT:

Now therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1.0     DEFINITIONS

        Capitalized terms used in this Agreement and the Exhibits shall have the following meanings:


--------------------------------
(R) Registered U.S. Patent & Trademark Office



Motorola/Nextel International/
[See Schedule Item 3]                      1        Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        ACCEPTANCE TEST PLAN

        The Acceptance Test Plan (ATP) is the plan in a Project Agreement or Motorola Quotation for testing a new System or System Expansion. The ATP consists of specific tests mutually agreed upon and selected from the Generic Acceptance Test Plan (GATP) provided in Exhibit "C."

        AFFILIATE

        All wholly owned and majority owned and controlled affiliates of Customer that operate solely in a country where the Customer operates.

        AREA

        The geographic area of any of the metropolitan market areas throughout [See Schedule Item 3].

        CHANGE ORDER

        Any change agreed to in writing, by Customer and Motorola, that modifies the type or quantity of Services set forth in a "Purchase Order" or "Project Agreement", which terms are defined in Section 2.4.

        COMMERCIAL SERVICE

        The point at which Customer has the beneficial use of the System or any when portion thereof is functional and operative. Beneficial use shall be defined as when the System has one or more Subscribers, other than Subscribers specifically connected as part of a test program.

        CONDITIONAL ACCEPTANCE AND FINAL ACCEPTANCE

        Conditional Acceptance of a System shall occur as follows:

        With respect to new Systems, Conditional Acceptance shall occur [ * ] shall occur and be evidenced by a notice signed by Customer when Conditional Acceptance and substantially all Punchlist items have been resolved.




Motorola/Nextel International/
[See Schedule Item 3]                      2        Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



        With respect to Expansion Product, in the event Customer purchases Installation and Integration Services, including an ATP, from a Motorola in-country subsidiary prior to the date of shipment, [ * ] above with respect to the System.

        For Expansion Product, Equipment or Software purchased without Installation and Integration Services from a Motorola in-country subsidiary, [ * ] and such Expansion Product, Equipment or Software
        [ * ]. Motorola will warrant the functional operation of Equipment and Software [ * ] so long as such Equipment and Software is installed by the Customer [ * ].

        CONFIDENTIAL INFORMATION

        Software, Documentation, Interfaces, and Specifications and information transferred pursuant to this Agreement which may include, without implied limitation, formulas, processes, designs, photographs, plans, samples, equipment, equipment performance reports, Subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, databases, software in any form, flow charts, algorithms and other business and technical information. The parties shall use reasonable effort to mark all confidential information as confidential or proprietary. Excluded from Confidential Information is that which (i) the recipient had in its possession without confidential limitation prior to disclosure, (ii) which is independently developed by the recipient, (iii) which is known or becomes known to the general public without breach of this Agreement, or (iv) which is received rightfully and without confidential limitation by the recipient from a third party. Confidential Information shall be subject to the requirements of Section 12 of this Agreement.

        DOCUMENTATION

        The documentation described in Exhibit "H".

        EQUIPMENT

        Goods, hardware, and products (other than Software) contained in the Price Book or in a Project Agreement or Motorola Quotation which are supplied by or through Motorola to be used in conjunction with and as part of an iDEN System.



Motorola/Nextel International/             3        Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



        EXPANSION PRODUCT

        All Fixed Network Equipment, Software, and other products and services purchased from Motorola to add to or expand a System.

        FCA

        When used herein shall be as defined in Incoterms 1990. Motorola shall deliver to Customer's carrier at a manufacturing site or Motorola facility.

        FIXED NETWORK EQUIPMENT - FNE

        "FNE" shall mean Motorola supplied Equipment integral to the iDEN System, including the following major components: [ * ].

        iDEN

        iDEN is the trademark for Motorola's advanced integrated digital enhanced network containing the radio-telephone and dispatch communications system that is described in Exhibit "B".

        IMPLEMENTATION SCHEDULE

        The schedule set forth in the Project Agreement or Motorola Quotation for the System or System Expansion.

        INITIAL PROGRAM LOAD (IPL)

        The Initial Program Load (IPL) Software is delivered with the System or System Expansion, shall be the most current version of iDEN Software that is in general release and includes the most current Software necessary to support all major subsystems or components of the iDEN System as identified in the Price Book, Project Agreement or Motorola Quotation. A license fee for the System IPL is identified in the Price Book. Exhibit "N" hereto sets forth alternate IPL license fees that may be elected by Customer, in whole but not in part, if Customer meets the qualifications set forth therein.




Motorola/Nextel International/             4        Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



        INTERCONNECT CARRIER

        Any local exchange carrier, inter-exchange carrier, or reseller of local or inter-exchange service that is connected to a System.

        INTERCONNECT FACILITIES

        The medium connecting the iDEN Network Interconnect Switch to the public switched telephone network or inter-exchange carrier network of any Interconnect Carrier including termination facilities such as protected termination blocks, end office termination repeaters and Channel Service Units to permit direct connection to the System.

        NII AFFILIATES

        The term "NII Affiliates" shall mean collectively the following Nextel International majority-owned subsidiaries: (1) Nextel Argentina S.R.L.,
        (2) Nextel Telecomunicacoes Ltda., (3) Nextel de Mexico, S.A. de C.V.,
        (4) Nextel del Peru S.A., (5) NEXTEL Communications Philippines, Inc.,
        (6) the Nextel International Chile affiliate, and (7) the Nextel International Uraguay affiliate.

        PRICE BOOK

        Motorola's iDEN(R) Infrastructure Price Book, which is kept by Motorola on the iDEN web site for use in the United States and worldwide, as appropriate, and updated periodically by Motorola.

        PUNCHLIST

        The list, prepared during the ATP and the [ * ] subsequent to the date of Conditional Acceptance and finalized no later than [ * ] subsequent to the date of Conditional Acceptance, which sets forth those items, if any, identified by Customer in good faith and agreed to by Motorola (which agreement Motorola shall not unreasonably withhold or delay) where the System or System Expansion or Expansion Product fails to comply with the applicable specifications and performance standards set forth in Exhibit "B" and the ATP.




Motorola/Nextel International/             5        Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        RF

        Radio Frequency.

        SERVICES

        Services shall be as defined in the Price Book or Motorola Quotation.

        SITE

        Each of the physical locations comprising the System, which contains FNE, including the geographic location that houses the iDEN mobile switching office equipment.

        SMP

        The Software Maintenance Program defined in Exhibit "E".

        SUBSCRIBER

        A person who uses the System entitling the System operator to revenue.

        SOFTWARE

        The object-code or, in limited cases, source code computer programs furnished by Motorola to Customer for use solely in conjunction with the specific FNE identified in the Price Book, Project Agreement or Motorola Quotation and licensed under the terms and conditions of the Software License in Exhibit "F".

        SPECTRUM REGULATORY AGENCY

        "Spectrum Regulatory Agency" shall mean the agency of the Government of any country in the Area which is responsible for radio communications administration and regulation.

        SUBSCRIBER UNIT

        Any manufactured and assembled, mobile or portable, iDEN telecommunications unit intended for use by any Subscriber.




Motorola/Nextel International/             6        Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



        SYSTEM

        A "System" shall be defined as a specified grouping of Equipment, Software and related Services for an MSO, RSO, or CSO supplied by or through Motorola for the construction of a digital mobile network to provide mobile integrated services for a geographic area utilizing the basic iDEN technology platform.

        SYSTEM EXPANSION

        A "System Expansion" shall be defined as a specified grouping of Equipment, Software and related Services for modification of an MSO, RSO, or CSO utilizing the basic iDEN technology platform, and supplied by or through Motorola as a single order or a group of related orders which are received by Motorola within thirty (30) days from the date on which Motorola received the first of such related orders, unless otherwise agreed to, having an aggregate minimum purchase price of [ * ]. The specific grouping shall be ordered for the modification of the existing design, or to increase the capabilities or capacities of Customer's existing iDEN System.

        SYSTEM INTEGRATION

        "System Integration" shall be as defined in Section 2.2.2(a).

        TECHNICAL DEFINITIONS

        The definitions set forth in Exhibit "B" shall have the same meaning herein.

2.0     SCOPE OF AGREEMENT:  IMPLEMENTATION

        2.1 Customer agrees to purchase/license from Motorola and Motorola agrees to sell/license iDEN Systems, System Expansions, Equipment, Software, and Services at prices set forth in the Price Book or applicable Motorola Quotation. [ * ]. The prices for goods and services set forth in the Price Book are set forth in [ * ] unless specifically noted to the contrary. All Software shall be licensed per the terms and conditions set forth in Exhibit "F". All installation and integration of such iDEN Systems, System Expansions, Equipment, and Software performed in [See Schedule Item 3] and the performance of all other services performed in [See Schedule Item 3] shall be by a Motorola in-country subsidiary [ * ]. Notwithstanding any other provisions of this




Motorola/Nextel International/
[See Schedule Item 3]                      7        Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                Agreement to the contrary, all such services performed in [See
                Schedule Item 3] shall be performed by such Motorola in-country subsidiary [ * ].

        2.2     System Strategy

                2.2.1 System Integration: Motorola and Customer agree that during the term of this Agreement Motorola will continue to be the only System integrator for Customer's iDEN Systems. "iDEN System Integration" shall include but not be limited to System architectural design, FNE Testing, iDEN standards, etc. All major iDEN switching components that comprise the FNE will be procured through Motorola. The parties agree to continue to work jointly to enhance the iDEN technology by:

                        a) Consulting at [ * ]; and

                        b) Following the [ * ] process to define new features;
                        and

                        c) [ * ];

                        d) Pursuing an action plan to attain [ * ] via changes in System design, System architecture, operational procedures, and other vendors actions; and

                        e) Working to strengthen public awareness of the iDEN brand.

                2.2.2 Vendor Substitution: While the parties will continually search the market for new vendors that can enhance overall iDEN performance, changes in hardware and/or software vendors [ * ]. If a change in hardware and/or software vendor(s) is at the request of the Customer, [ * ] multiple vendor(s), retrofit of existing Systems, and [ * ] the introduction of an Alternative iDEN Infrastructure Manufacturer.

        2.3 Motorola and Customer shall each appoint a Program Manager for each project. Each such Project Program Manager shall have the responsibility to make good faith efforts to resolve problems and disputes prior to initiating the dispute resolution procedures set forth in Section 30. Other responsibilities are as follows:

                2.3.1 The responsibilities of the Motorola Program Manager shall include:




Motorola/Nextel International/
[See Schedule Item 3]                  8        Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                        a. Serve as the primary Customer contact for the project.

                        b. Serve as the focal point for all Motorola internal plant and field issues.

                        c.  [Intentionally Omitted]

                        d. Clarify the final definition of all Customer and project requirements.

                        e. Establish a detailed project schedule and oversee accomplishment of project milestones.

                        f.  Establish the project team structure and staffing.

                        g. Establish and maintain project reporting and measurement procedures.

                        h. Meet regularly with Customer's Program Manager to review progress and project issues.

                        i. Facilitate within Motorola Customer's order placement and order acceptance procedures.

                2.3.2 The responsibilities of the Customer Program Manager shall include:

                        a.   Serve as primary Motorola contact for the project.

                        b. Serve as the focal point for all Customer internal and field issues.

                        c. Schedule and oversee accomplishment of project milestones.

                        d. Review and approve accomplishment of project milestones.

                        e. Disseminate project reports and measurement procedures within Customer's organization.

                        f.   Approve all modifications to specifications.

                        g. Approve and acquire all Sites, notify the Motorola Program Manager of Site availability, and coordinate Motorola's access to the Sites.



Motorola/Nextel International/             9        Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                        h. Meet regularly with the Motorola Program Manager to review progress and project issues.

        2.4 Customer shall order Equipment, Software, Services, and System or Expansion Product on "Purchase Order(s)", defined below in
                Section 2.4.1, provided however, that any such documents incorporate this Agreement by reference and state that this Agreement supersedes all terms and conditions of such document. Purchase Orders shall identify quantities of goods and/or services ordered and shall include shipping dates and/or shipping locations. All prices shall be as set forth in the then current Price Book or as specifically provided by Motorola in a referenced "Motorola Quotation", defined below in Section 2.4.1. For these purposes, the following statement on a Purchase Order document shall suffice as such incorporation by reference and supersession:

                        "All terms and conditions of the Nextel International, Inc./ [See Schedule Item 1] / Motorola, Inc. iDEN(R) Infrastructure Equipment Supply Agreement, dated as of June 30, 2000, as amended, shall apply to this purchase order and shall supersede and replace any preprinted or other terms and conditions contained herein."


                Standard Equipment order lead times and installation period shall be as set forth in the Price Book, as modified by Motorola from time to time. If a Purchase Order makes reference to a valid Motorola Quotation, such Motorola Quotation shall become incorporated into such Purchase Order when the latter becomes effective. At Customer's request, Motorola shall use commercially reasonable efforts to reduce lead times. If shortening any such lead time requires an extra fee, Motorola shall provide Customer such option.

        2.4.1   Additional Definitions:

                (a) Authorized Signatory. For the purposes of Section 2.4, an
                    "Authorized Signatory" is a person authorized by Customer or by Motorola to execute or acknowledge Purchase Orders, Project Agreements, Motorola Quotations, or amendments thereto. Each party shall provide the other written notice of its respective Authorized Signatories and changes to same.




Motorola/Nextel International/
[See Schedule Item 3]                  10       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                (b) Purchase Orders. A "Purchase Order" is a purchase order on a form provided either by Customer or by Motorola, provided that such form contains the preceding requirements for incorporation by reference and supersession. A Purchase Order may be either associated with a "Project Agreement", defined below, or not so associated. A non-associated Purchase Order will be billed [ * ] upon shipment, with payment due within [ * ] of such invoice. A Purchase Order in proper form and executed by Customer becomes effective upon acceptance by Motorola pursuant to Motorola's order acknowledgment procedures or other notification. For all Customer purchases, Motorola shall provide acknowledgment to both Customer and Nextel International. If Customer subsequently requests a change to the scope of work required pursuant to a Purchase Order, Motorola may propose additional charges and address schedule impact for such changed scope of work. All Purchase Orders or Change Orders shall be signed by an Authorized Signatory of Customer.

                (c) Project Agreements. "Project Agreements" are defined in
                    Exhibit "A". Project Agreements shall identify all Purchase Orders related to the Project Agreement. The Project Agreement is not intended as a reconciliation document, nor is a Project Agreement intended for the purchase of Equipment, Software, and/or Services. If Customer requests changes to the scope of the work required for an executed Project Agreement, Motorola may propose additional charges and/or schedule revisions for such changed scope of work.

                (d) Motorola Quotations. "Motorola Quotations" are quotations provided by Motorola to Customer for Equipment, Software, and/or Services that are not in the Price Book or require customization or deviate in any way from standard product or service offering detailed in the Price Book. Such quotations may include related terms and conditions, including pricing. All Motorola Quotations are subject to this Agreement, and any terms and conditions in a Motorola Quotations inconsistent with those in this Agreement are governed by those in this Agreement. If after Motorola's acknowledgment, Customer makes changes to the scope of the work required for the Motorola Quotation, Motorola may propose additional charges and/or schedule revisions. If requested by Customer, Motorola shall use commercially reasonable efforts to seek reduction of lead time on third party product impacting Customer's schedule.





Motorola/Nextel International/             11       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



        2.4.2   Order Process

                Purchase Orders for Price Book items may be completed by Customer without the need for input from Motorola. Receipt of Purchase Orders will be acknowledged by Motorola. Non-Price Book items require a Motorola Quotation.

                Project Agreements are created by Motorola using the form set out in Appendix I to Exhibit "A" hereto and sent to Customer for approval. Customer shall review all documents and indicate its acceptance by signing and returning an executed copy to Motorola or shall work with Motorola to achieve mutually acceptable revisions to the proposed Project Agreement, after which both Customer and Motorola shall execute such revised Project Agreement.

        2.4.3   Changes in Purchase Orders and Project Agreements

                (a) Purchase Order Modification. Any modification after such
                    Purchase Order has been accepted by Motorola other than cancellation shall be made only by written mutual agreement accompanied by a revised or replacement Purchase Order executed by an Authorized Signatory of Customer, except for the type of changes set forth below ("Purchase Order Adjustments"):

                        (i) Changes to Customer requested ship dates, not to
                            exceed [ * ] extension;

                        (ii) Changes to shipping locations to an alternate
                             authorized Customer location.

                    Purchase Order Adjustments may be made by the agreement of one Authorized Signatory from Customer and one Authorized Signatory from Motorola, provided that such agreement is confirmed via contemporaneous faxed or emailed confirmations exchanged between Customer and Motorola.

                (b) Purchase Order Cancellation. Customer may cancel a Purchase
                    Order without charge up to [ * ] after the order, provided that shipment has not occurred. Unless otherwise specified in a proposal, reasonable and customary cancellation fees as set forth in the Price Book shall apply.




Motorola/Nextel International/             12       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                (c) Project Agreement Modification and Cancellation. Any
                    modification or cancellation of a Project Agreement shall be made only by written amendment executed by Authorized Signatories from each party. After the execution of a Project Agreement or amendment, any change or cancellation by Customer to an associated Purchase Order requires execution by Customer and Motorola of an amendment to such associated Project Agreement. Should such Purchase Order change or cancellation by Customer change the Project in such a way that the remaining associated Purchase Orders no longer constitute a System or System Expansion, as defined for the purposes of Exhibit "A", then the payment terms for all such associated Purchase Orders shall revert to [ * ] of the purchase price upon shipment. Customer shall pay such invoices within [ * ] of issuance.

3.0     OBLIGATIONS OF CUSTOMER

        Customer shall:

        3.1 Design the RF coverage plan and frequency plan for each Area including but not limited to Site location, frequencies at each Site, RF coverage from each Site, co-channel interference caused from one Site to another Site, co-channel interference from non-Customer sites.

        3.2 Procure necessary Spectrum Regulatory Agency radio station licenses together with such other authorizations as may be required to construct and operate the System, including without implied limitation, Site building permits, zoning variances, and any other required approval or authorizations from appropriate government and other authorities, including but not limited to the Spectrum Regulatory Agency, and any required authorizations from any local agencies. Assume the responsibility for interfacing with appropriate carriers and other providers for the provision of Interconnect Facilities, electrical power and Customer-supplied equipment in accordance with the Implementation Schedule.

        3.3 Make all legal arrangements and pay all expenses that may be required, to Site owners or to others, to construct and operate each Site in accordance with the provisions of this Agreement.



Motorola/Nextel International/             13       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        3.4 Bear the costs of its own legal fees, as well as charges for Site acquisition, Interconnect Facilities, telephone and utility charges and other services and items being supplied by Customer under this Agreement. Provide ingress and egress to Sites, as requested by Motorola, and have Sites available for timely installation of System Equipment.

        3.5 Negotiate in good faith the Implementation Schedule and adhere to the schedule for performance of the responsibilities set forth therein.

        3.6 Negotiate in good faith the Punchlist for the System or System Expansion and Expansion Product prior to the expiration of the [ * ] period following the date of Conditional Acceptance.

        3.7 Not unreasonably withhold either Conditional or Final Acceptance or any other approvals required under this Agreement.

        3.8 Assume responsibility for diagnosis, analysis, isolation, and remedy of problems in the Interconnect Facilities or at the Interconnect Carrier side of the interface with the System.

        3.9 Furnish necessary databases to Motorola in accordance with the Implementation Schedule.

        3.10 Make payments according to the schedule set forth in Section 6 of this Agreement.

        3.11    [Intentionally Omitted]

        3.12    Assume responsibility for lawful operation of the System.

        3.13 Be responsible for the timely transportation of all Equipment from the FCA shipment point to the sites. Be responsible for all aspects of clearing the Equipment through customs.

        3.14 Provide and assume all associated costs for warehousing, storage, inventory, and staging of Equipment prior to transport to the installation sites.





Motorola/Nextel International/       14       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        3.15 Use reasonable best endeavors to provide secure covered storage areas at each Site and unrestricted access to Motorola and its identified Contractors (those Motorola has notified Nextel will be going on the sites) to each Site on a 24-hour basis.

        3.16 Furnish and install suitable environmental control facilities in each building.

        3.17 Provide telephone company network configuration including dial plan and design.

        3.18 Within [ * ] after the execution date of any Project Agreement or Motorola Quotation, or at such time as may be agreed by Customer and Motorola, make available the technical details of any and all Customer-supplied equipment to which the System must be interfaced. Also provide technical liaison personnel on a full-time basis with the knowledge of Customer-supplied equipment.

        3.19 Provide any outside cable support bridges required, coaxial, and transmission line access ports into the buildings, inside conduit or cable ducts, any necessary inside floor trenches and cable raceways required for installation.

        3.20    Provide insurance coverage for all Equipment from FCA point.

        3.21 In response to Motorola's reasonable request, use reasonable best efforts to provide Motorola with information as may be required to enable Motorola to comply with all applicable laws and regulations.

        3.22    [Intentionally Omitted]

        3.23 Provide capable technical personnel in order to be trained in the operation and maintenance of the System and to interface with Motorola with regard to operational and maintenance issues.

        3.24 Perform all other obligations set forth in this Agreement and any other agreement delivered in connection herewith.

        3.25 Provide forecasts in good faith for Equipment and Services, addressing [ * ], provided that such forecasts shall not constitute commitments to purchase Equipment and Services or to submit orders for Equipment and Services. These forecasts may be revised by the Customer at any time and for any reason.

        3.26 Provide Motorola with reasonable notice of any anticipated delay in Customer's performance hereunder.





Motorola/Nextel International/             15       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




4.0     OBLIGATIONS OF MOTOROLA

        Motorola shall:

        4.1     [Intentionally Omitted]

        4.2 Negotiate in good faith Implementation Schedules and perform according to such Schedules.

        4.3 Negotiate in good faith the Punchlist for the System or System Expansion and Expansion Product prior to the expiration of the [ * ] period following the date of each respective Conditional Acceptance.

        4.4     [Intentionally Omitted]

        4.5 Keep Customer advised of modifications required on a timely basis.

        4.6 Provide, at a reasonable cost to Customer, a retrofit package for any change in standards subsequently put into effect by the industry, the government, regulatory agencies, as well as those promulgated by Motorola.

        4.7 Continue to develop operability and reliability improvements to iDEN technology over time to reduce the Customer's cost of ownership on a per Subscriber basis and continue to develop and implement new feature functionalities agreed to by the parties throughout the term of the Agreement.

        4.8 When requested to by Customer, review the frequency plan prepared by Customer or Customer's consultant at no additional charge to Customer. Because of differences in radio coverage and interference models and the timeframe of implementation, this review will not be a complete detailed alternate engineering of the System design, but rather a review of selected design elements in sample areas. It is understood that Motorola's obligation is only to review the frequency plan as an accommodation to Customer. Motorola shall not recalculate or verify the frequency plan preparer's work and shall have no responsibility or liability whatsoever based on this review.





Motorola/Nextel International/             16       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        4.9 Not divert to another customer any Equipment scheduled for delivery to Customer pursuant to an accepted Purchase Order, Project Agreement or Motorola Quotation without Customer's approval.

        4.10 Make spares and replacement parts available for [ * ] from the date of this Agreement. Motorola may substitute equivalent products subject to Section 9.0. Spare and replacement parts prices shall be at the then current Motorola prices.

        4.11    [Intentionally Omitted]

        4.12 Use commercially reasonable efforts to accept Customer's orders and to make timely delivery on the System or System Expansion according to the Schedule set forth in the Implementation Schedule.

        4.13 Use commercially reasonable efforts to remedy all Punchlist items, defects and problems during the warranty and maintenance periods.

        4.14 In response to Customer's reasonable request, provide Customer with information known to Motorola which may be required to enable Customer to comply with all applicable laws and regulations.

        4.15    Use skilled personnel, competent to perform assigned tasks.

        4.16 Perform all other obligations set forth in this Agreement and any other agreement delivered in connection herewith.

        4.17 Provide Customer with reasonable notice of any anticipated delay in Motorola's performance hereunder.

        4.18 Prior to shipment Motorola will obtain type approval for any Equipment sold herein that requires type approval in the Area.

        4.19 For any new product development Motorola shall propose special terms and conditions associated with the purchase of such new product for the parties' approval.

        4.20 All equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.




Motorola/Nextel International/             17       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        4.21 At the time or times contemplated herein for the transfer of title to any equipment included in the System, Motorola shall convey to Customer all right in and good title to such equipment by appropriate title documents. Title to Software shall not be conveyed to Customer at any time.

5.0     SITE CONFIGURATIONS

        This Agreement, and the prices provided in the Price Book, Project Agreement and Motorola Quotation, are predicated on the use of certain Site configurations provided by Customer. Customer is free to alter Site configurations during the course of performance of this Agreement. However, changes in site configurations may result in either increased or decreased costs for BSC equipment, MPS equipment and other related FNE.

6.0     PAYMENT AND PRICING

        6.1     General Payment Terms

                Customer shall pay to Motorola the price of subsystem Equipment and Software components and related Services, as set forth in the Price Book in effect at the time of such Equipment order or applicable Motorola Quotation, and will use an appropriate Company purchase order to order all Equipment, Software and/or Services in United States dollars, according to the following terms and payment schedules:

                6.1.1 The Price Book contains standard lead times (which are updated as market conditions change) and expedite fees which are incorporated by reference herein. Motorola does not warrant that lead times can be moved in. At times Motorola can move in such lead times by paying Motorola's suppliers expedite fees, paying for overtime or other methods. If Motorola is requested to perform in such times Customer shall pay the expedite fees set forth in the Price Book. The lead times set forth in the Price Book will be shown for both cases where the product is forecasted and when it is not forecasted.




Motorola/Nextel International/             18       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                6.1.2 For all [ * ] and for all [ * ] purchased by Customer hereunder, Motorola shall invoice [ * ] of the purchase price upon shipment. Customer shall pay such invoices within [ * ] of issuance.

                        For all [ * ] purchased by Customer hereunder other than [ * ] Motorola shall invoice [ * ] of the purchase price upon shipment, [ * ] of the purchase price upon Conditional Acceptance and [ * ] upon Final Acceptance. [ * ] Customer shall pay such invoices within [ * ] of issuance.

                        Motorola shall from time to time set credit limits for Customer. The credit limits shall be communicated from Motorola's iDEN controller to Customer and Nextel International. Motorola reserves the right to change these amounts based upon a change in credit condition. Motorola shall notify Customer and Nextel International in writing of any credit limit change. Customer and Nextel International warrant that they will provide and update all the relevant financial information needed or requested by Motorola to make these credit decisions.

                        If (a) any of the credit limits are exceeded by Customer or (b) if account is delinquent for Customer or any other NII Affiliate doing business with Motorola, then Motorola may require (after written notice and [ * ] to cure) the Additional Assurance procedures set forth in
                        Section 6.9 before any subsequent shipment to Customer. Motorola may hold shipments pending the receipt of Additional Assurance if there is a material adverse change in the business or financial condition of Customer, any other NII Affiliate doing business with Motorola, or Nextel International.

                        As long as the total of all billing disputes involving Customer, any other NII Affiliate doing business with Motorola, or Nextel International are less than [ * ], Motorola will not request Additional Assurance until it has used its best efforts to clear up any billing disputes or delinquencies.

                6.1.3 Taxes, duties and fees: Exclusive of corporate and personal income taxes, all taxes applicable to this transaction, including but not limited to sales, lease, service rental, use, property, wage, occupation, value added or similar taxes, customs and import duty, and any similar provincial or local




Motorola/Nextel International/             19       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                        government obligations shall be borne by Customer. Upon Motorola's request, Customer shall produce sufficient evidence within [ * ] of such request to prove that Customer has fulfilled its obligation relating to all taxes, duties, and fees. If any such taxes, duties, or fees are determined by the applicable taxing authorities to be applicable to this transaction and, notwithstanding Customer's responsibility, Motorola is required to pay or bear the burden thereof, then the prices set forth in the Price Book, Project Agreement or Motorola Quotation shall be increased by the amount of such taxes and any interest or penalty, and Customer shall pay to Motorola the full amount of any such increase no later than [ * ] after receipt of an invoice. Motorola shall, where possible, use reasonable efforts to minimize Customer's tax burden unless, in Motorola's sole judgment, the effort and/or result would be to Motorola's detriment.

                6.1.4 The licensing fee for Software is set forth in the Price Book. Subsequent purchases of Equipment, increases to capacity, SMP renewals or new features [ * ], as set forth in the Price Book or as specifically proposed by Motorola. Exhibit "N" hereto sets forth alternate IPL license fees that may be elected by Customer, in whole but not in part, if Customer meets the qualifications set forth therein. In the event there is an Alternate Infrastructure Manufacturer, the parties shall agree to a new method of [ * ] or, if the parties cannot agree, revert to the [ * ] as it appears in the Price Book. All Software shall be licensed per the terms and conditions set forth in Exhibit "F".

                        The software [ * ] offered in Exhibit "N" is valid only for the purchase of [ * ] as a package from Motorola. If any Motorola [ * ] hardware is purchased directly from a third party source, the [ * ] shall be charged in addition to any applicable fees set forth in Exhibit "N". Motorola does not accept any liability for System integration or warranty obligation for such separately purchased hardware or software, and if Motorola is called on any warranty claim or other service request involving such hardware or software, Customer [ * ] for such calls.

                6.1.5 Except as provided in Section 6.1.8, Customer shall pay for any training ordered by the Customer per the Price Book and other appropriate agreements.



Motorola/Nextel International/             20       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                6.1.6 Subject to the conditions contained in 4.11 any costs required to modify the System in order to comply with local codes or regulations shall be Customer's responsibility.

                6.1.7 For any amount due hereunder which remains unpaid, the Customer shall pay Motorola [ * ] of the amount due for each month or portion thereof that the amount remains unpaid.

                6.1.8 Motorola shall provide Customer training course credits for each [ * ] complex or the equivalent and for each group of [ * ] shipped during the term of this Agreement. For calendar year 2000, the training course credits shall be [ * ]. Subsequent to calendar year2000, Motorola shall have the right to revise this credit schedule periodically to adjust for changes in course offerings and/or course costs. Customer may apply the training course credit to any course offered in the iDEN Technical Training Catalog. The training course credit covers [ * ]. For calendar year 2000, Motorola will not charge Customer a course cancellation fee if the cancellation occurs at least [ * ] prior to the start date of the class. If the cancellation occurs less than [ * ] prior to the start date of the class, the charge will be [ * ]. Classes scheduled within [ * ] prior to the start date of the class are [ * ]. Subsequent to calendar year 2000, the then current standard iDEN course cancellation policy shall apply.

                6.1.9 All prices quoted herein assume [ * ]. Where the customer requires the use of [ * ], a price increase or decrease equal to the applicable [ * ] will apply.

                6.1.10 Prices do not include applicable sales, use, excise or similar taxes or duties. To the extent Motorola is required by law to collect such taxes, [ * ] thereof shall be added to invoices and paid in full by Customer.

        6.2     Method of Payment

                Payment shall be made by wire/telegraphic transfer to the following address:

                        [ * ]

        6.3     Prices Generally




Motorola/Nextel International/             21       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                [ * ]

        6.4     [ * ]

        6.5     [ * ]

        6.6     Security Interest

                In order to secure outstanding payment obligations hereunder, Customer hereby grants to Motorola a continuing security interest and right of possession in and to all equipment sold to Customer under this Agreement whether or not such goods are manufactured by Motorola, whether now owned or hereafter acquired by Customer, together with all substitutions, replacements and renewals thereof, and in all proceeds and products thereof, including without limitation, insurance proceeds, all termed collateral. Customer agrees to cooperate in whatever manner necessary to assist Motorola in perfection of the security interest upon request. If there is any conflict between this Paragraph and any other financing agreement(s) with Motorola, such financing Agreement(s) shall take precedence.

        6.7 For the purpose calculating quantity discounts hereunder equipment [ * ] shall be counted in the same manner as if Customer had [ * ] directly.

        6.8 Notwithstanding anything to the contrary in this Agreement, [ * ].



        6.9     Additional Assurance Payment Terms

                Payment for equipment and services to Motorola requiring Additional Assurance shall be made in [ * ] either by wire/telegraphic transfer in advance or through the medium of a[
                * ] Letter of Credit[ * ].

                6.9.1   Letter of Credit Terms

                        At least [ * ] before the first shipment of equipment under Section 6.9, Customer shall issue a[ * ] Letter of Credit made out in favor of Motorola, Inc., 1301 East Algonquin Road Schaumburg, Illinois 60196 USA, similar to the one included in this Agreement as Attachment One and advised through,




Motorola/Nextel International/             22       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                        and payable at the counters of the [ * ]. Drafts are to be drawn upon the [ * ] and full reimbursement instructions must be provided to the U.S. bank by the opening bank at the time the Letter of Credit is opened.

                6.9.2   Advance Payment

                        An Advance Payment of [ * ] of the total amount set forth in any applicable order is due within [ * ] of ordering. The start date for the Implementation Schedule for the applicable Project Agreement pursuant to Exhibit "A" shall be the date of receipt of this payment. This advance payment shall be made by wire/telegraphic transfer to the following address:

                        [ * ]

                        In the event Customer does not proceed with its payment obligations under this Agreement in a timely manner, and such failure continues for [ * ] following written notice by Motorola to Customer that Motorola intends to proceed under this Section, Motorola shall promptly document its non-recoverable costs directly incurred in the performance of this Agreement, such as, but not limited to staff hours, travel expenses, equipment re-stocking charges, etc. and promptly refund only that portion of the advance payment amount which exceeds the total of such charges.

                        The Letter of Credit shall be in the amount of [ * ] of the total Exhibit "A" amount and shall be valid for a period of [ * ] from the date of issuance. An advance payment of [ * ] per Section 6.9.2 shall also be due Motorola shall notify Customer, in writing, [ * ] prior to the scheduled date of each shipment.

                        The Letter of Credit shall be drawn down as follows:

                        a) [ * ] of the commercial invoice gross value of the equipment shipped is payable after each shipment.

                        b) [ * ] of commercial invoice gross value is payable after presentation of the Conditional Acceptance Certificate.



Motorola/Nextel International/             23       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                        c) [ * ] of the commercial invoice gross value is payable after presentation of the final Acceptance Certificate.

                        If Motorola is prevented from obtaining Conditional Acceptance because Customer has not completed its obligations hereunder (except as provided in Section 18) and such failure continues for [ * ] from the scheduled date of Conditional Acceptance, Motorola shall be entitled to receive the final payments, described in b and c above, as if Conditional Acceptance had occurred as scheduled in Implementation Schedule for the applicable Project Agreement pursuant to Exhibit "A" upon showing that Motorola had completed all the work it could have based on Customer's performance.

                        Banking charges incurred by the opening bank shall be borne by [ * ] and those incurred by the U.S. bank [ * ] shall be borne by [ * ].

        6.10    Purchase Commitment

                Nextel International commits that the NII Affiliates shall purchase an aggregate of at least [*] of FNE, Software, and Services in calendar year 2000. Should such commitment not be achieved, Nextel International agrees to pay Motorola by the end of the first quarter of 2001 an amount equal to [*] of the difference between [*] and the actual aggregate amounts of FNE, Software, and services shipped/provided by Motorola to the NII Affiliates in calendar year 2000. Any commitments and rebates for such aggregate purchases in the years 2001, 2002, and 2003 shall be the subject of subsequent agreement(s) between Nextel International and Motorola. Nextel International and Nextel Communications, Inc. shall each receive their own earned rebate or pay their own penalty, and there is no duplication. Specifically, the above specified [*] is part of the Nextel Communications, Inc. [*] commitment and is not an additional commitment.

                [ * ]

        6.11    System Performance

                When Motorola and Nextel Communications, Inc. negotiate liquidated damages agreement(s) for box down time and system uptime for the U.S. market, this Agreement shall be amended to offer Customer similar agreement(s). The calculation metrics shall be consistent with those used in the Nextel
                Communications, Inc. agreement.

7.0     ACCEPTANCE TESTING

        7.1 Customer and Motorola agree that the acceptance testing shall be done for all new Systems and a modified ATP shall be performed for all System Expansions and shall be included in all relevant Purchase Orders, Project Agreements, and Motorola Quotations. The ATP tests shall be chosen from the GATP, as set forth in Exhibit "C", that Customer and Motorola have agreed to and identified on the Project Agreement or Motorola Quotation when Customer purchases ATP Services.




Motorola/Nextel International/
[See Schedule Item 3]                  24       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                This ATP is generic in nature and tests operational features. Should a certain feature or option not be purchased then it is agreed that portion of the ATP shall be deleted and will not be performed. Motorola shall supply new sections to cover new products or features that Motorola develops. The GATP will be amended to reflect desired practices for testing Systems in Commercial Service. Customer and Motorola acknowledge that different approaches are required for Systems in Commercial Service and those acceptable for Systems not in Commercial Service.

        7.2 Should Customer request additional testing above and beyond the ATP, these tests shall not be considered until after Conditional Acceptance of the System or System Expansion. Motorola shall prepare and present to Customer a quotation detailing the time and material charges that such additional testing may require on a time and material basis. [ * ]

        7.3 Individual Site Tests and the Switch Test shall be performed in accordance with the ATP as soon as the individual Sites and Switch are completed. The System Test shall be performed as soon as the Switch and Site Tests are completed. If all the Sites are not available and operational due to Customer's failure to obtain the Sites by the required scheduled time as contained in the Implementation Schedule hereto ("Unavailable Sites"), the tests shall still take place.

        7.4 The Areas served by the Unavailable Sites shall not be included in the System Test. When the Unavailable Sites are operational and available, the Site Test shall be completed. The existence of Unavailable Sites shall not hold up the ATP or Conditional or Final Acceptance.

        7.5     Additional Testing Costs

                The cost of obtaining a passing test for each of the items in the ATP is included in the purchase price of the ATP. Any additional testing requested and approved by Customer shall be billed to Customer as set forth in Section 7.2. This includes, but is not limited to, testing due to:

                a. Customer's desire for testing not included in the ATP; and




Motorola/Nextel International/      25       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                b. Re-testing that is needed because the Customer's Site team makes changes to agreed schedules to such an extent Motorola needs to materially extend the time period its ATP team needs to complete the ATP; and

                c. RF interference from outside sources; and

                d. The need to respond to complaints of third parties alleging
                   Customer's System interferes with their systems, unless the Equipment sold hereunder is defective or not operating within licensed parameters; and

                e. Unavailable Sites.

8.0     FNE WARRANTY AND SOFTWARE MAINTENANCE PROGRAM

        8.1     FNE Hardware Warranty

                8.1.1 FNE is warranted to be free from defects in material and workmanship at time of shipment and will be warranted
                        [ * ]. The [ * ] EBTS Equipment hardware warranty during the warranty period shall be [ * ] for all shipments that occur during the effective dates of this Agreement. All other warranty charges shall be as per the Price Book. Parts will [ * ] except as outlined herein.

                8.1.2 Customer shall be responsible for the initial level of diagnosis (i.e., for identification and isolation of FNE hardware problems to the board level), for hardware, firmware and software removal and replacement, and for sending the malfunctioning product, packed in a manner to prevent damage, to the [ * ]. Customer shall be responsible for [ * ]. When such products or their replacements are being returned to Customer, Motorola shall bear such charges.

                8.1.3 Parts and labor at the [ * ] to repair or replace defective FNE will be [ * ].

                8.1.4 In the event a defect occurs during the warranty period Motorola, at its option, will either repair or replace the product. Any item replaced will be deemed to be on an exchange basis, and any item retained by Motorola through replacement will become the property of Motorola. Repaired or





Motorola/Nextel International/       26       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                        replaced parts shall have a warranty of the greater of the remainder of this warranty period or [ * ].

        8.2 This Warranty does not cover defects, damage, or malfunctions resulting from:

                8.2.1 Use of the products in other than their normal and customary manner.

                8.2.2 Misuse, accident, neglect, environmental or Site conditions not conforming to the specifications for the product as set out in the current Equipment specifications, or unauthorized access to source or object code or unauthorized manipulation of Software elements

                8.2.3 Unauthorized alterations or repairs, use of un-approved parts in the products or the combination or interfacing of the products, use of "gray market" parts or components, in each case in a manner not approved by Motorola which approval shall not be unreasonably withheld or delayed. "Gray market" components or parts are those components or parts purchased (a) outside the United States or (b) from unauthorized sellers of such components or parts.

                8.2.4   An event of Force Majeure.

                8.2.5 Installation, integration, or movement of products from their original installation Site that is not in accordance with Motorola hardware configuration and datafill guidelines.

                8.2.6 Failure of antennas, lines, or any part of the Interconnect Facilities.

                8.2.7 Failure of Customer to maintain or provide maintenance for the System pursuant to Motorola Equipment and Software maintenance agreements, or other maintenance, substantially in accordance with the Documentation and under the supervision of one or more individuals who shall have completed appropriate Motorola training.

                8.2.8 Damage which occurs during shipment of the product to Motorola for warranty repair.




Motorola/Nextel International/       27       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        8.3 Except as associated with an agreed-to assignment, this express warranty is extended by Motorola to Customer only and is valid only in the Area.

        8.4     Software Maintenance Program (SMP)

                8.4.1 Customer commits to purchase SMP [ * ], and Motorola commits to offer SMP at the prices set forth in Exhibit "K" [ * ]. Customer shall pay the "Total SMP" price per Subscriber shown in the "Total NII" column of Exhibit "K" times the number of Subscribers in service (as calculated per the procedures set forth in Exhibit "K"). This Total NII SMP Price per Subscriber is based on the aggregated SMP costs for all NII Affiliates divided by the aggregated number of Subscribers for all NII Affiliates. For calendar year 2000, Motorola quoted this same Total NII SMP price per Subscriber figure to each NII Affiliate. (See Section 3 of the Year 2000 SMP Proposal for Customer, set forth in Exhibit "O".) In future years, Motorola shall include the "Nortel Patch" shown in the bottom row of Exhibit "K" in the calculations for Total SMP. If in future years Nextel International elects to depart from an NII Affiliate average SMP pricing methodology, Motorola shall charge the actual SMP costs for each market for such years. Customer shall pay SMP fees on a quarterly basis. The quarterly payment shall be one-quarter of the calculated annual payment. The quoted prices are for the services defined in Exhibit "O". The SMP Agreement shall be evidenced by Customer's Purchase Order indicating which sections of said proposal are agreed to by Customer and Motorola. Any additional services agreed to by Customer and Motorola shall also contain applicable pricing for such services.

                8.4.2 Motorola warrants that at the time of ATP or delivery of Software, that the Software will cause the System to operate as required by the ATP. Thereafter, all reproducible software defects or bugs shall be corrected as part of SMP.

                8.4.3 Motorola represents and warrants that Software supplied under this Agreement does not have "Software Traps" designed to permit unauthorized access, to disable or erase software, hardware or data or to perform any other such actions.



Motorola/Nextel International/       28       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



        8.5     Non-FNE Products

                Non-FNE products are warranted only to the extent provided to Motorola by the manufacturer or supplier of such product. Motorola shall identify in the Price Book the extent of third party warranties.

        8.6 Motorola warrants that each hardware, software, and firmware product delivered under this Agreement and listed on Exhibit "M" as "Year 2000 Compliant" shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the year 1999 and the year 2000, including leap year calculations, when used in accordance with the product documentation provided by Motorola, provided that all listed or unlisted products (e.g., hardware, software, firmware) used in combination with such listed product properly exchange date data with it. This warranty shall extend to date-related defects discovered through January 1, 2001. Customer must notify Motorola, in writing, no later than January 1, 2001 of Product that does not conform to this Express Warranty. The remedied available for breach of this warranty shall be as defined in, and subject to, the terms and limitations of Sections 8.1 through 8.5 and Section 8.7. Except as provided herein, nothing in this warranty statement shall be construed to limit any rights or remedies provided elsewhere in this Agreement with respect to matters other than Year 2000 performance.

        8.7 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

                MOTOROLA WARRANTS THAT FOR THE TERM OF THIS AGREEMENT THAT THE INDIVIDUAL FNE PRODUCTS WILL OPERATE TOGETHER AS A SYSTEM WITHIN GENERAL OPERATING LIMITS SPECIFIED IN EXHIBIT "B", SO LONG AS THE AVERAGE SUBSCRIBER USAGE CHARACTERISTICS OF THE INDIVIDUAL FNE PRODUCTS AT BUSY HOUR DO NOT CAUSE THE PEAK CAPACITY LIMITS OF INDIVIDUAL FNE PRODUCTS TO BE EXCEEDED AND ANY EQUIPMENT INSTALLED BY THE CUSTOMER




Motorola/Nextel International/       29       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                WITHOUT MOTOROLA INTEGRATION AND GATP ASSISTANCE IS INSTALLED IN ACCORDANCE WITH MOTOROLA HARDWARE CONFIGURATION AND DATAFILL GUIDELINES; BATTERIES ARE EXCLUDED BUT CARRY THEIR OWN SEPARATE LIMITED WARRANTY FROM THEIR MANUFACTURER. MOTOROLA DISCLAIMS LIABILITY FOR RF COVERAGE UNDER THIS WARRANTY.

9.0     PRODUCT CHANGES OR SUBSTITUTIONS

                At any time during its performance of this Agreement, Motorola may implement changes in the products set forth in Exhibit "B", modify the drawings and specifications relating thereto, or substitute therefor products of more recent design; provided, however, that any such changes, modifications or substitutions, under normal and proper use:

                        (1) shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between Customer and Motorola that the change can be made after Customer knows the effect thereof);

                        (2) shall not detract from the safety of the product; and

                        (3)     shall be Spectrum Regulatory Agency
                                type-accepted, if required.

                        (4) Motorola shall notify Customer of any change that materially affects performance of the Equipment.

10.0    DISCLAIMER OF PATENT LICENSE AND INTERFACE LICENSES

        10.1 Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, any license under any patents or patent applications of Motorola, except that Customer shall have the normal non-exclusive royalty-free license to use which is implied, or otherwise arises by operation of law, in the sale of a product.




Motorola/Nextel International/       30       Equipment Purchase Agreement
[See Schedule Item 3]


* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        10.2 If Nextel Communications, Inc. obtains a second source for iDEN infrastructure Equipment, Motorola shall extend Interface Licenses to qualified licensees on terms to be negotiated to cover Customer.

11.0    INTELLECTUAL PROPERTY INDEMNITY

        11.1 Motorola shall defend Customer against a claim that Motorola-manufactured products or latest unmodified release of Software supplied hereunder infringe a [See Schedule Item 3] patent or [See Schedule Item 3] copyright, provided that (i) Customer promptly notifies Motorola in writing of the claim,
                (ii) Motorola has sole control of the defense and all related settlement negotiations, and (iii) Customer gives Motorola information and assistance for the defense of all at Motorola's expense provided, however, that Customer's failure to provide such notice shall not relieve Motorola of liability under this
                Section 11 except to the extent Motorola was prejudiced thereby. Subject to the conditions and limitations of liability stated in this Agreement, Motorola shall indemnify and hold Customer harmless from all payments which by final judgments in such suits may be assessed against Customer on account of such infringement and shall pay resulting settlements, costs and damages finally awarded against Customer by a court of law.

        11.2 Customer agrees that if Equipment or Software become, or in Motorola's opinion are likely to become, the subject of such a claim, Customer will permit Motorola, at its option and expense, either to procure the right for Customer to continue using such Equipment or Software or to replace or modify same so that they become non-infringing without affecting the function and capability, and if neither of the foregoing alternatives is available on terms which are reasonable in Motorola's judgment, Customer can return Motorola-manufactured products and/or Software for full credit on the entire unusable portion thereof.

        11.3 Motorola has no liability for any claim of patent or copyright infringement to the extent based upon adherence to specifications, designs or instructions furnished by Customer, nor for any claim based upon the combination, operation or use of any Motorola-manufactured products or Software supplied hereunder with products, software or data not supplied by Motorola, nor for any claim to the extent based upon alteration of the products or modification of any software supplied by entities other than Motorola.




Motorola/Nextel International/
[See Schedule Item 3]                  31       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



12.0    CONFIDENTIALITY

        12.1 From time to time during the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

                12.1.1 To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as provided below or as authorized by the original disclosing party in writing, or in connection with a public or private debt or equity offering of securities by any party or its affiliates, or as required by law or a court or as required for compliance with the United States federal securities laws and [See
                        Schedule Item 3] securities laws, provided no documents shall be given to the Securities and Exchange Commission ("SEC") or the [See Schedule Item 3] securities authorities until Motorola has had an opportunity to review them. Any such information that Motorola believes is confidential Customer will use its reasonable best efforts to get confidential treatment from the SEC and the [See Schedule Item 3] securities authorities. Such Confidential Information also includes oral and visual Confidential Information.

                12.1.2 To restrict disclosure of Confidential Information to employees and technical, legal and financial consultants who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

                12.1.3 To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees and consultants who handle such Confidential Information that it is confidential and not to be disclosed to others and as to all technical consultants obtain a signed non-disclosure agreement consistent herewith.

                12.1.4 That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.




Motorola/Nextel International/
[See Schedule Item 3]                  32       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                12.1.5 To use such Confidential Information only as required in performance of this Agreement.

        12.2 Except as may be required by applicable law, neither party shall disclose to any third party the contents of this Agreement, the Exhibits or any amendments hereto or thereto for a period of [ * ] from the date of execution hereof without the prior written consent of the other except as provided for in Section 12.1.1.

13.0    TRADEMARK AND PUBLICITY

        Nothing contained in this Agreement shall be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. No publicity, advertising, etc. with regard to this Agreement or the System which mentions the other party shall be released without prior written consent of the other party.

14.0    SHIPMENT, DELIVERY AND PACKING

        14.1 Motorola may ship products at any time during the "Time Frame" (the interval between the shipment/implementation date and the completion date for a particular activity as set forth in the Implementation Schedule) and may invoice Customer upon shipment as provided in Section 6 of this Agreement. No shipment of products during said Time Frame shall be considered early for purposes of invoicing.

        14.2 Customer shall select the carrier and notify Motorola in writing or instruct Motorola to use the best available carrier or the carrier most recently used by Customer, unless Customer notifies Motorola not to use such carrier.

        14.3 Motorola shall use all reasonable efforts to ship products directly to the Site or Customer designated warehouse.

        14.4 In the event that the Site or Customer designated warehouse is not available to receive Equipment because Customer has not met its obligations hereunder to receive the products when shipped, Motorola, at its option, upon notice to Customer, may ship said products to a warehouse in or near the area as designated by Customer, and Customer shall bear the costs of warehousing, reloading,





Motorola/Nextel International/       33       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                transporting, off-loading and moving the products onto the Site when such Site becomes available.

        14.5 Shipping documentation shall be developed to the mutual satisfaction of Customer and Motorola. Shipping terms are FCA manufacturing site or Motorola facility. The manufacturing site may be other than a USA facility.

        14.6 Motorola shall have the Equipment securely packed so as to withstand numerous handlings and loading as appropriate for inland, sea and/or air transportation. Motorola shall take reasonable protective measures to protect Equipment from weather and shock, considering the different shapes and special features of the Equipment.

15.0    TITLE, INDEMNITY, INSURANCE

        15.1 Good title, free and clear of all liens or other encumbrances to the FNE and other Motorola provided products supplied hereunder and risk of loss for all such products shall pass to Customer upon delivery FCA point of shipment.

        15.2 The above notwithstanding, title to Software and underlying intellectual property rights (i.e., patents, copyrights, proprietary and confidential information, and know-how) belonging to Motorola or any other third party shall remain with Motorola or such third party. This Agreement only grants a right to use such Software.

        15.3 All Equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

        15.4 DURING THE TERM OF THIS AGREEMENT THE PARTIES SHALL INDEMNIFY AND HOLD HARMLESS EACH OTHER TOGETHER WITH THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AFFILIATES AND SUBSIDIARIES FROM ANY AND ALL LOSS, DAMAGE, EXPENSE, JUDGMENT, LIEN, SUIT, CAUSE OF ACTION, DEMAND OR LIABILITY (COLLECTIVELY, "LOSS") FOR PERSONAL INJURY (INCLUDING DEATH) AND TANGIBLE PROPERTY DAMAGE WHICH MAY BE IMPOSED ON OR INCURRED BY ONE PARTY ARISING DIRECTLY OUT OF THE INTENTIONAL MISCONDUCT OR NEGLIGENT ACTS OR OMISSIONS OF THE OTHER, ITS AGENTS, SUBCONTRACTORS, OR







Motorola/Nextel International/      34       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                EMPLOYEES DURING THE PERFORMANCE OF ANY WORK HEREUNDER. THE INDEMNIFYING PARTY SHALL, AT ITS SOLE EXPENSE, DEFEND ANY SUIT BASED UPON A CLAIM OR CAUSE OF ACTION WITHIN THE FOREGOING INDEMNITY PROVISION AND SATISFY ANY JUDGMENT THAT MAY BE RENDERED AGAINST THE OTHER RESULTING THEREFROM, PROVIDED THAT THE INDEMNIFYING PARTY SHALL BE GIVEN (I) PROMPT NOTICE OF ANY SUCH CLAIM OR SUIT; AND (II) FULL OPPORTUNITY TO DEFEND SUCH CLAIM OR SUIT; PROVIDED, HOWEVER, THAT FAILURE TO PROVIDE SUCH NOTICE SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF LIABILITY UNDER THIS SECTION EXCEPT TO THE EXTENT THE INDEMNIFYING PARTY WAS PREJUDICED THEREBY. THE INDEMNIFIED PARTY MAY, AT ITS ELECTION, PARTICIPATE IN THE DEFENSE OF ANY SUIT, AND SHALL COOPERATE FULLY IN DEFENDING ANY CLAIM OR SUITS. THE INDEMNIFYING PARTY SHALL PAY ALL COSTS, EXPENSES, AND REASONABLE ATTORNEY'S FEES INCURRED BY THE INDEMNIFIED PARTY IN CONNECTION WITH ANY SUCH SUIT OR IN ENFORCING THIS INDEMNITY PROVISION, PROVIDED A VALID CLAIM IS PRESENTED.

                WITHOUT LIMITING THE FOREGOING PARAGRAPH, EACH PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AFFILIATES AND SUBSIDIARIES FROM ANY AND ALL LOSS, AS DEFINED IN THAT PARAGRAPH, WHICH IS BASED UPON OR ALLEGED TO ARISE FROM, ANY STATEMENT, REPRESENTATION, INFORMATION OR OTHER COMMUNICATION MADE BY THE PARTY, ITS OFFICERS, EMPLOYEES, UNDERWRITERS, OR AGENTS TO OFFEREES, PURCHASERS OR POTENTIAL CUSTOMERS OF CUSTOMER STOCK OR OTHER SECURITIES, INCLUDING BUT NOT LIMITED TO ANY STATEMENT, REPRESENTATION, INFORMATION OR OTHER COMMUNICATION CONCERNING THIS AGREEMENT, THE IDEN SYSTEM, SPECIALIZED MOBILE RADIO SYSTEMS OR TECHNOLOGY IN GENERAL AND INCLUDING BUT NOT LIMITED TO ANY LOSS ARISING UNDER APPLICABLE SECURITIES LAWS.




Motorola/Nextel International/      35       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        15.5 Customer and Motorola each shall be named as additional insured under the other's comprehensive general liability policy for claims arising out of work performed hereunder (which includes but is not limited to product and public liability, property and all risk insurance).

16.0    FORCE MAJEURE - EXCUSABLE DELAY

        16.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the reasonable control of the delayed party:

                16.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities and regulatory actions, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation, and loss or damage to goods in transit, or;

                16.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services, or facilities.

        16.2 In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the period of time lost by reason of the delay. If any such delay lasts for more than one hundred eighty (180) days, Customer and Motorola shall consult with one another for the purpose of agreeing upon the basis on which the delayed party shall resume work at the end of the delay. If no reasonable solution to the delay is available, then either party may, by written notice, cancel that portion of the Agreement which is delayed, and adjust the Agreement price appropriately.

17.0    TERMINATION

        17.1 Either party may terminate this Agreement without liability by the giving of notice, in accordance with Section 23, if (i) the other makes a general assignment for the benefit of creditors or goes into compulsory or voluntary liquidation, (ii) if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within [ * ] after it has been filed, or (iii) the other shall commit any material breach of its obligations hereunder.




Motorola/Nextel International/     36       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                In the case of any material breach, neither party shall terminate this Agreement unless and until the other shall have failed to cure such breach within [ * ] after it shall have been served with a notice, in accordance with Section 23, (i) stating the nature of the breach, (ii) requiring that the breach be cured, and (iii) stating its intention to terminate the Agreement if compliance with the notice is not met.

        17.2 The termination of this Agreement shall not affect or prejudice any provisions of this Agreement which are expressly or by implication provided to continue in effect after such termination.

        17.3 If this Agreement is terminated, Motorola shall have the right to determine whether any unfilled Purchase Orders, Project Agreements, or Motorola Quotations in existence at the time of such termination shall be completed under the terms of this Agreement or canceled.

18.0    LIMITATION OF LIABILITY

        NEITHER PARTY, EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED HEREIN, WHETHER AS A RESULT OF BREACH OF AGREEMENT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT, OR OTHERWISE, SHALL HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, (EXCEPT REPLACEMENT PRODUCTS UNDER SECTIONS 9 AND 13), FACILITIES OR SERVICE, OR DOWNTIME COSTS OR CLAIMS OF THIRD PARTIES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

19.0    ASSIGNMENT - RESALE OF EQUIPMENT

        19.1 [ * ] Motorola reserves the right to relicense the software in countries Motorola is concerned over intellectual property rights or to users not approved by Motorola. Any sale-leaseback of equipment by the Customer [ * ] to provide appropriate waivers. Re-licensing and to qualifying international affiliates under Section 4.22 of the iDEN Infrastructure [ * ] Supply Agreement effective as of January 1, 1999





Motorola/Nextel International/       37       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                between Motorola, Inc. and Nextel Communications, Inc. shall be based upon rework fees and other expenses Motorola incurs, if any.

        19.2 The Agreement shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets. Specifically, Motorola may assign this Agreement, provided that Motorola, Inc. shall remain liable for performance hereunder. This Agreement shall not be otherwise assigned by either party without the prior written consent of the other party. In conjunction with any agreed to assignment of this Agreement, Motorola agrees to license the assignee pursuant to the terms set forth in Exhibit "F". A reasonable new Software License Fee may be required of any successive owner of iDEN infrastructure Equipment.

        19.3 Notwithstanding anything to contrary elsewhere in this Agreement, Customer may pledge, mortgage or otherwise assign all or any portion of this Agreement or any orders hereunder (or any combination thereof) to one or more providers of debt or equity financing (provided any such intended assignee is not a person or entity listed on the United States Department of Commerce Denied Parties List or to a person or entity residing in a country to which export of the iDEN Equipment is prohibited under United States law) upon terms and conditions satisfactory to Customer, provided that (i) Customer will remain liable for all obligations arising out of this Agreement, (ii) the assignee agrees in writing that the terms and conditions of this Agreement shall apply to and be binding upon the assignee to the same extent as Customer, to the extent that the assignee is exercising any right under this Agreement, (iii) in addition to any rights conferred on the assignee, and Customer shall be treated as having placed the order and paid for purchases for purposes of all rights and benefits available to Customer under this Agreement.

        19.4 Motorola retains the right to subcontract, in whole or in part, any effort required to fulfill its obligations under this Agreement, provided Motorola shall remain liable for performance hereunder.

        19.5    [ * ]

        19.6 The parties acknowledge that the resale restrictions herein apply to infrastructure equipment only. The subscriber Agreement deals with subscriber unit warranty





Motorola/Nextel International/       38       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                and licensing pass through. However, it is understood that Subscriber Units are expected to be sold to end users.

        20.0    SWITCH IN TECHNOLOGY

                20.1 If Customer determines that iDEN technology is no longer suited to its needs in part or in whole and consequently commercially viable to provide reliable digital dispatch, short message service, voice interconnect, circuit switched data and packet data services, Customer shall give notice of such determination to Motorola describing, with reasonable specificity any technology failure(s) and/or the reasons for Customer's determination at least six (6) months in advance of any public announcement or formal contract to purchase alternate technology ("Alternate Technology").

                20.2 In the case of a switch to an Alternate Technology that Motorola manufactures or elects to manufacture, Customer shall give Motorola the opportunity to supply Fifty Percent (50%) of Customer's needs of the Alternate Technology for infrastructure equipment of the Alternate Technology for a period of three (3) years following a public announcement to change the technology.

                20.3 If Customer makes a switch to Alternate Technology and Customer fails to maintain operational iDEN infrastructure equipment at the majority of its commercial cell sites deployed at the date such switch is first publicly announced, all financing outstanding by Motorola or its affiliates to Customer and its wholly owned or controlled subsidiaries shall become immediately due and payable upon written notice by Motorola to Customer.

21.0    GOVERNING LAW

        The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of the State of Illinois, USA, without regard to its conflicts of laws provisions.



Motorola/Nextel International/      39       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



22.0    ORDER OF PRECEDENCE

        In the event of an inconsistency in this Agreement, the inconsistency shall be resolved by giving precedence in the following order:

        22.1 This Agreement and duly executed amendments thereto, with the latest amendment precedence over earlier amendments;

        22.12   Exhibit "F" and all duly executed Amendments to Exhibit "F";

        22.13   The Price Book, as may be amended from time to time by Motorola;

        22.14 Purchase Orders and duly executed Change Orders thereto, with the latest Change Order taking precedence over earlier Change Orders;

        22.15 Project Agreements or Motorola Quotations and duly executed Change Orders thereto, with the latest Change Order taking precedence over earlier Change Orders;

        22.6 All other Exhibits in alphabetical order and all duly executed Amendments or Change Orders to said Exhibits.

        Purchase Orders will be used only to identify the quantity, location, price, and payment terms as allowed by this Agreement for Equipment, Software or Services ordered. No pre-printed or other terms and conditions on such Purchase Orders shall apply, and the terms and conditions herein shall control.

23.0    NOTICE

        23.1 Notices required to be given by one party to another shall be deemed properly given if reduced to writing and personally delivered or transmitted by recognized express mail, by registered or certified post to the address below, postage prepaid, or by facsimile with a confirmation of transmission printed by sender's facsimile machine, and shall be effective upon receipt.

                23.1.1  Customer shall receive notices as follows:




Motorola/Nextel International/      40       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.


                        [See Schedule Item 1]
                        [See Schedule Item 2]
                        Attention: President
                        [ * ]


                23.1.2  Nextel International shall receive notices as follows:

                        Nextel International, Inc.
                        10700 Parkridge Blvd.
                        Reston, VA 20191
                        Attention: V. P. Operations
                        [ * ]

                        With a copy to:

                        Nextel International, Inc.
                        2001 Edmund Halley Drive
                        Reston, VA 20191
                        Attention: General Counsel's Office
                        [ * ]


                23.1.3  Motorola shall receive notices as follows:

                        Motorola, Inc.
                        Network Solutions Sector
                        Customer Solutions Group
                        North American Region
                        1301 East Algonquin Road
                        Schaumburg, Illinois USA 60196
                        Attention: Vice President and Director iDEN North American Operations
                        [ * ]

                        With a copy to:





Motorola/Nextel International/
[See Schedule Item 3]                  41       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                        Motorola, Inc.
                        Network Solutions Sector
                        Customer Commercial Relations
                        North American Region
                        1301 East Algonquin Road
                        Schaumburg, Illinois 60196
                        Attention: Director, Contracts and Regulatory
                        [ * ]



        23.2 Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.

24.0    SURVIVAL OF PROVISIONS

        The parties agree that where the context of any provision indicates an intent that it shall survive the term of this Agreement then it shall survive.

25.0    COVENANT NOT TO SOLICIT EMPLOYMENT

        Customer and Motorola hereto agree that during the period of time beginning with the execution of this Agreement and ending with the termination of this Agreement, neither party shall solicit any employee of the other involved in providing engineering, installation, integration, maintenance, and/or warranty service or to encourage such employee to work for the other. If, at any time, this provision is found to be overly broad under the laws of an applicable jurisdiction, this provision shall be modified as necessary to conform to such laws rather than be stricken herefrom.

26.0    GENERAL

        Failure or delay on the part of Motorola or Customer to exercise any right, power, or privilege hereunder shall not operate as a waiver. If any provision of this Agreement is contrary to, prohibited by or held invalid by any law, rule, order, or regulation of any government or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid. Section and paragraph headings used in this Agreement are for convenience only and are not to be used to construe the provisions of this Agreement.




Motorola/Nextel International/      42       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



27.0    AUTHORITY

        Each party hereto represents and warrants that:

        27.1 It has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Agreement and has obtained or will obtain all necessary approvals, consents and authorizations of third parties and governmental authorities to perform and carry out its obligations hereunder;

        27.2 The persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto;

        27.3 The execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and;

        27.4 The execution, delivery, and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

28.0    TERM

        The term of this Agreement shall be from June 30, 2000 until [ * ] unless an Exhibit provides otherwise.

29.0    RE-EXPORTATION OF TECHNICAL DATA OR PRODUCTS

        Customer understands that all equipment, proprietary data, know-how, software, or other data or information obtained by Customer from Motorola is considered to be United States technology and is licensed for export and re-export by the United States Government. Customer therefore agrees that it will not, without the prior written consent of Motorola and the Office of Export Control, United States Department of Commerce, Washington, DC 20230, USA, knowingly export, re-export, or cause to be exported or re-exported, either directly or indirectly, any such equipment, proprietary data, know-how, software, or other data or information, or any direct or indirect product thereof, to any destination prohibited or restricted under United States law. Customer understands that the list of prohibited or restricted destinations may be amended from time to time by the





Motorola/Nextel International/      43       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        United States Department of Commerce and that all such amendments shall be applicable to this Agreement.

30.0    DISPUTES AND DISPUTE RESOLUTION

        The parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then, except for disputes related to alleged patent, copyright, or trademark infringement, the dispute will be mediated by a mutually acceptable mediator to be chosen by the Motorola and Customer within thirty (30) days after written notice by the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Customer will share the costs of the mediation equally. Venue for mediation shall be the United States of America. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a mini-trial.

        Any dispute which the parties cannot resolve through negotiation, mediation, or other form of ADR within four (4) months of the date of the initial demand for it may then be submitted to the Federal District Court of Delaware for resolution. The use of any ADR procedures will not be construed under the doctrines of latches, waiver, or estoppel to affect adversely the rights of either party. Nothing in this section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

31.0    LANGUAGE

        The definitive text of this Agreement and its Exhibits shall be in English and all communications among the parties in the course of the present Agreement shall be made in English.

32.0    GOVERNMENT CONTRACTS

        In the event that Customer elects to provide goods or services to a Governmental Entity (defined herein), Customer does so solely at its option and risk and agrees not to obligate Motorola as a subcontractor or otherwise to such Governmental Entity. Customer





Motorola/Nextel International/       44       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        remains solely and exclusively responsible for compliance with all statutes, regulations, and provisions governing sales to such entity. Motorola makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, services, or prices to satisfy any statutes, regulations, or provisions governing sales of goods or services to such Governmental Entity. The term "Governmental Entity" as used above includes any government agency, federal, provincial, or municipal, any United States federal, state, or local government, agency, or instrumentality as well as any other non-United States government, agency, or instrumentality. Notwithstanding the above, if Customer elects to sell goods or services to a Governmental Entity, Motorola will review any Customer request for, readily available information which Motorola may, at its option supply.

33.0    SEVERABILITY

        In the event that any one or more of the provisions contained in the Agreement or in any of the Exhibits hereto should be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall endeavor in good faith to replace any invalid, illegal, or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provision.

34.0    ENTIRE AGREEMENT

        This Agreement and the Exhibits hereto constitute the entire understanding among the parties concerning the subject matter hereof and supersede all prior discussions, agreements, and representations, whether oral or written, and whether or not executed by the parties. The subject matter of this Agreement is iDEN Infrastructure Equipment purchases. Documents or agreements relating to the parties' equity ownership in each other, if any, Customer's purchases of Subscriber Equipment or Motorola financing agreements are not superseded by this Agreement. The Equipment and Services purchased on or before June 30, 2000 under the terms and conditions of the





Motorola/Nextel International/
[See Schedule Item 3]                  45       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        [See Schedule Item 4] shall be governed by such agreements. The terms and conditions for use of all Software, whenever purchased, shall be as set forth in this Agreement. All Equipment, Software and Services purchased on or after June 30, 2000 shall be governed by the terms and conditions of this Agreement.

        No modification, Amendment, or other change may be made to this Agreement or any Exhibit unless reduced to writing and executed by authorized representatives of all parties, or in the case of a Change Order executed by authorized representatives of Customer and Motorola.

        The terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer or any acceptance or acknowledgment by Motorola following execution of this Agreement. In no event shall the preprinted terms and conditions found on any Customer purchase order, Motorola acknowledgment, a Change Order, or other form be considered an Amendment, or modification of this Agreement, even if such documents are signed by representatives of all parties. Such preprinted terms and conditions shall be null and void and of no force and effect.

35.0    COUNTERPARTS

        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

36.0    COMMENCEMENT OF WORK

        Motorola's obligations to commence work hereunder shall begin upon the date which Purchase Orders are acknowledged by Motorola or Project Amendments are signed and delivered to Customer and Motorola. All time periods for completion of Motorola's obligations shall commence on such date.

THIS AGREEMENT IS EFFECTIVE AS OF THE 30 DAY OF JUNE 2000 ("EFFECTIVE DATE").

MOTOROLA, INC.

By:      /s/ Fred Wright                         [See Schedule Item 1]
        ------------------------------------
        (Authorized Signatory)

Name     Fred Wright                             [See Schedule Item 5]
        ------------------------------------






Motorola/Nextel International/
[See Schedule Item 3]                  46       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




        ------------------------------------            ---------------------------------------

Title:   Senior Corporate Vice President        Title:   President
        ------------------------------------            ---------------------------------------


                                                NEXTEL INTERNATIONAL, INC.

By:                                             By:      /s/ Lo van Gemert
        ------------------------------------            ---------------------------------------
                                                        (Authorized Signatory)

Name                                            Name     Lo van Gemert
        ------------------------------------            ---------------------------------------

Title:                                          Title:   President
        ------------------------------------            ---------------------------------------




Motorola/Nextel International/
[See Schedule Item 3]                  47       Equipment Purchase Agreement

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.




                                  EXHIBIT LIST


EXHIBIT "A"    PROJECT AGREEMENTS

EXHIBIT "B"    Technical Overview: Notes On The iDEN System [The current
               version is maintained on the iDEN web site. A hard copy of the present version (68P81095E55-D dated May 11, 1999) is attached.]

EXHIBIT "C"    System Performance Criteria and Acceptance Test Plan

EXHIBIT "D"    [Intentionally Omitted]

EXHIBIT "E"    System Maintenance

EXHIBIT "F"    Software License

EXHIBIT "G"    Training

EXHIBIT "H"    Documentation

EXHIBIT "I"    [Intentionally Omitted]

EXHIBIT "J"    [Intentionally Omitted]

EXHIBIT "K"    SMP Pricing Summary

EXHIBIT "L"    Price Book, [ * ]

EXHIBIT "M"    Listing of "Year 2000 Compliant" Products

EXHIBIT "N"    IPL Fees Per Subscriber

EXHIBIT "O"    Year 2000 SMP Proposal for Customer, dated March 14, 2000





Motorola/Nextel International/      48       Equipment Purchase Agreement
[See Schedule Item 3]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

                               Agreement Schedule

                iDEN(R) Infrastructure Equipment Supply Agreement

The following is a schedule of omitted information in the attached form of agreement for each of the agreements being filed pursuant to Item 601(a), Instruction 2 of Regulation S-K. The items below correspond to the omitted portions of the agreements in brackets.

A. iDEN Infrastructure Equipment Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel Argentina S.R.L. executed August 14, 2000.

Item 1 -- Entity Name:              Nextel Argentina S.R.L.

Item 2 -- Local Address:            Palestina 977, Codigo Postal 1182, Buenos Aires (Capital Federal),
                                    Argentina

Item 3 -- Country:                  Argentina

Item 4 -- Prior Agreements:         Integrated Dispatch Enhanced Network ("iDEN") Equipment Purchase Agreement and the
                                    Integrated Dispatch Enhanced Network ("iDEN") Installation and Optimization
                                    Agreement, both between McCaw-Argentina, c/o McCaw International, LTD and Motorola
                                    and both dated as of May 26, 1997 as heretofore amended,

Item 5 - Signatory:                 /s/ Jose Felipe
                                    Name: Jose Felipe

B. iDEN Infrastructure Equipment Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel Telecomunicacoes Ltda. executed August 14, 2000.

Item 1 -- Entity Name:              Nextel Telecomunicacoes Ltda.

Item 2 -- Local Address:            Av. Maria Coelho Aguiar, 215, 7(0)andar.
                                    City of Sao Paulo, State of Sao Paulo
                                    Brazil

Item 3 -- Country:                  Brazil

Item 4 -- Prior Agreements:         Rio de Janeiro Integrated Dispatch Enhanced Network ("iDEN") Equipment Purchase
                                    Agreement and the Integrated Dispatch Enhanced Network ("iDEN") Installation and
                                    Optimization Agreement, both between McCaw International (Brazil), Ltd. and Motorola and both dated as of May 9, 1997, as heretofore amended, and the Sao Paulo Integrated
                                    Dispatch Enhanced Network ("iDEN") Equipment Purchase Agreement and the Integrated
                                    Dispatch Enhanced Network ("iDEN") Installation and Optimization Agreement, both between
                                    McCaw International (Brazil), Ltd. and Motorola and both dated as of March 21, 1997, as heretofore amended,

Item 5 - Signatory:                 /s/ Alexis Mozarovski
                                    Name: Alexis Mozarovski

C. iDEN Infrastructure Equipment Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel de Mexico, S.A. de C.V. executed August 14, 2000.

Item 1 -- Entity Name:              Nextel de Mexico, S.A. de C.V.

Item 2 -- Local Address:            Comunicaciones Nextel de Mexico, S.A. de C.V., a company with offices at Blvd. Manuel Avila Camacho No. 36, Piso 9, Colonia
                                    Lomas de Chapultepec, Mexico 11000, D.F.

Item 3 -- Country:                  Mexico

Item 4 -- Prior Agreements:         Integrated Dispatch Enhanced Network ("iDEN") Equipment Purchase Agreement and the
                                    Integrated Dispatch Enhanced Network ("iDEN") Installation and Optimization
                                    Agreement, both between Corporacion Mobilcom, c/o McCaw International, LTD, and
                                    Motorola and both dated as of August 28, 1997, as heretofore amended,

Item 5 - Signatory:                 /s/ Peter Foyo
                                    Name: Peter Foyo

D. iDEN Infrastructure Equipment Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel del Peru, S.A. executed August 14, 2000.

Item 1 -- Entity Name:              Nextel del Peru, S.A.

Item 2 -- Local Address:            Los Nardos 1018, piso 7, Lima 27, Peru

Item 3 -- Country:                  Peru

Item 4 -- Prior Agreements:         iDEN Infrastructure Equipment Purchase Agreement and the iDEN Infrastructure
                                    Installation and Optimization Agreement, both between Valorcom, s.a. and Motorola and both dated as of February 16, 1998, as heretofore amended,

Item 5 - Signatory:                 /s/ Miguel Rivera
                                    Miguel Rivera

E. iDEN Infrastructure Equipment Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel Communications Philippines, Inc. exectued August 14, 2000.

Item 1 -- Entity Name:              Nextel Communications Philippines, Inc.

Item 2 -- Local Address:            at 18th Floor, Orient Square Building,  Emerald Avenue, Pasig
                                    City, Philippines 1605,

Item 3 -- Country:                  Philippines

Item 4 -- Prior Agreements:         Integrated Dispatch Enhanced Network ("iDEN") Equipment Purchase Agreement and the
                                    Integrated Dispatch Enhanced Network ("iDEN") Installation and Optimization
                                    Agreement, both between Infocom Communications Network Inc. and Motorola and both dated as of March 16, 1996, as heretofore amended,

Item 5 - Signatory:                 /s/ Tony Urera
                                    Name: Tony Urera

------------------------
       (R) Registered U.S. Patent & Trademark Office.